KEITH L. POPE, LLC
                              1000 BOSTON BUILDING
                               NINE EXCHANGE PLACE
                           SALT LAKE CITY, UTAH  84111
                           E-mail:  kpopelaw@aros.net
ATTORNEY  AT  LAW                                  TELEPHONE     (801)  531-6686
                                                   TELECOPY      (801)  531-6690
                                                   VOICE MAIL     Extension  111

                                  June 30, 2000



Board of Directors
Sensar Corporation
50 West Broadway, Suite 501
Salt Lake City, Utah 84101

     Re:  Sensar Corporation
          Registration Statement on Form S-4

Gentlemen:

     We have been engaged by Sensar Corporation (the "Company") to render our opinion respecting the legality of certain securities to be offered and issued pursuant to the registration statement on Form S-4 being filed by the Company with the Securities and Exchange Commission (the "Registration Statement"). Capitalized terms used but not defined herein have the same meanings as set forth in the Registration Statement.

     In  connection  with  this  engagement,  we  have  examined  the following:

     1.     articles  of  incorporation  and  bylaws  of  the  Company;

     2.     the  Registration  Statement;  and

     3. minutes of meetings and unanimous consents of the Company's board of directors.

     We have reviewed such other corporate records and documents and have made such other examination as we deemed relevant.

     Based upon the above examination, we are of the opinion that the Common Stock to be issued pursuant to the Registration Statement and the Common Stock issuable on the exercise of options and warrants will be, when issued in accordance with the terms set forth in the Registration Statement, legally issued, fully paid, and nonassessable under the Delaware General Corporation Law, as amended.

     This firm consents to this opinion being filed as an exhibit to the Registration Statement and to being named in the Prospectus included in the Registration Statement as having rendered the foregoing opinion and as having represented the Company in connection with the Registration Statement.

     Sincerely  yours,

     /s/  Keith  L.  Pope,  LLC

     KEITH  L.  POPE,  LLC

KLP:pjc